UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2018 (July 2, 2018)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Unless otherwise provided in this Current Report on Form 8-K, all references to “we,” “us,” “our,” “ZGSI” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 1.01

Entry into a Material Definitive Agreement

Effective on June 28, 2018, the Company terminated its private offering of up to $10,000,000 of its securities, consisting of up to 3,333,333 shares of its common stock, par value $0.001 per share (“Common Stock”), at $3.00 per share, which was initiated in October 2016.

On June 29, 2018, the Company initiated a new private offering of its securities to certain prospective accredited investors, including certain members of the Board of Directors and/or their respective affiliates, in reliance upon the exemptions provided in the Securities Act of 1933, as amended (the “Securities Act”), including Regulation D, Rule 506(b) (the “Notes Offering”), consisting of up to $2,000,000 of secured convertible promissory notes (the “Notes”), and two-year warrants (the “Note Warrants”) to purchase up to 2,000,000 shares of Common Stock. The Notes Offering will terminate on July 31, 2018, unless extended by the Company, and may consist of one or more closings.

The Notes bear interest at 10% annually, payable quarterly in arrears, maturing two years from the date of issuance, and may be prepaid by the Company, without penalty or premium, at any time prior to maturity. Further, the Notes are secured by the assets of the Company and its subsidiaries. In addition to other customary terms, the Notes will automatically convert into shares of Common Stock, if and when the Company issues securities at a price per share of less than $3.00 per share, at a conversion price per share equal to such lower price.

The Note Warrants are exercisable into shares of Common Stock by the holder thereof within 2 years of issuance, at an exercise price of $1.00 per share. In addition, the Note Warrants are subject to adjustment upon the occurrence of specified events including, but not limited to, a payment of certain stock dividends, a subdivision or combination of the Company’s outstanding shares of Common Stock, a reclassification of the Common Stock, a consolidation or merger of the Company, a sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange affecting the Company.

Between June 29, 2018 and July 2, 2018, the Company closed on $1,250,000 in proceeds from the Notes Offering, and thereafter issued Notes having an aggregate principal balance of $1,250,000 and Note Warrants to purchase, in the aggregate, up to 1,250,000 shares of Common Stock. Michael T. Smith, an accredited investor and member of our Board of Directors, invested in the Notes Offering.

The foregoing descriptions of the Notes and Note Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Notes and Note Warrants filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

To date, the aggregate gross proceeds received in connection with the Notes Offering equal $1,250,000, and proceeds net of commission were $1,212,500. Commissions in connection with the Notes Offering investment totaled $37,500 in the aggregate. The Company intends to use the proceeds from the Notes Offering for growing its sales and distributor networks, general corporate purposes and working capital, acquisitions of assets, or expansion of its existing product lines, businesses or operations.

The Company is providing this report in accordance with Rule 135c under the Securities Act, and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Company has sold the securities in a private transaction in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The Holders had access to information about the Company and their investments, took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. Upon issuance, the resale of the securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1     Form of 10% Secured Convertible Promissory Note used in the Notes Offering.

10.2     Form of Warrant used in the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: July 13, 2018	By:	/s/ Timothy A. Peach
Timothy A. Peach
Chief Executive Officer